Exhibit j Form N-1A
                                                   Exhibit 23 under 601/Reg. S-K



               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated May 11, 2001, in the Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A No. 33-6901) of the Federated Equity Income Fund, Inc., dated May 31, 2001.



                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP


Boston, Massachusetts
May 24, 2001